Exhibit 99.1

PROXY CARD

M-WAVE, INC.

SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD January [            ], 2008

The undersigned hereby constitutes, appoints and authorizes [            ] the true and lawful attorney and proxy of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned’s shares of the common stock of M-WAVE, INC., a Delaware corporation (the “Company”), at its Annual Meeting of Stockholders to be held at 11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois, 60131, at 10 a.m., local time, on January [            ], 2008 and at any and all adjournments thereof, on Proposals 1 through 7 and, in his or her discretion, on all other matters coming before the meeting.

☒

Votes must be

indicated

(x) in Black or

Blue ink.

The Board of Directors recommends a vote FOR Proposal 1.

1. PROPOSAL ONE: To approve the issuance of M-Wave common stock and Series C Convertible Preferred Stock pursuant to the Merger Agreement.

FOR  ☐                            AGAINST  ☐                            ABSTAIN  ☐

2. PROPOSAL TWO: To approve the issuance of M-Wave Series C Convertible Preferred Stock pursuant to the Subscription Agreement.

FOR  ☐                            AGAINST  ☐                            ABSTAIN  ☐

The Board of Directors recommends a vote FOR Proposal 3.

3. PROPOSAL THREE: To approve the election of two Class III Directors to our Board of Directors to serve until their successors are duly elected and qualified.

FOR all nominees ☐	WITHHOLD AUTHORITY to ☐	*EXCEPTIONS ☐.
listed below	vote for all nominees listed
below

Nominees: Glenn Norem and Gary L. Castagna

(INSTRUCTIONS: To withhold authority to vote for any individual nominee,

mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions	To include any comments, please mark this box. ☐

The Board of Directors recommends a vote FOR Proposal 4.

4. PROPOSAL FOUR: To approve an amendment to our Certificate of Incorporation and the Certificate of Designations for our Series C Convertible Preferred Stock to increase the number of authorized shares of our preferred stock to 100,000,000 shares.

FOR  ☐                            AGAINST  ☐                            ABSTAIN  ☐

The Board of Directors recommends a vote FOR Proposal 5.

5. PROPOSAL FIVE: To amend the 2003 Stock Incentive Plan to authorize an additional 4,000,000 shares of common stock for issuance thereunder.

FOR  ☐                            AGAINST  ☐                            ABSTAIN  ☐

The Board of Directors recommends a vote FOR Proposal 6.

6. PROPOSAL SIX: To approve the sale of substantially all of the assets related to our existing business.

FOR  ☐                            AGAINST  ☐                            ABSTAIN  ☐

The Board of Directors recommends a vote FOR Proposal 7.

7. PROPOSAL SEVEN: To amend the Certificate of Incorporation to effect a reverse split of the Company’s issued and outstanding common stock of a one-for-four (1:4) reverse stock split.

FOR  ☐                            AGAINST  ☐                            ABSTAIN  ☐

8. Transaction of other business that is properly brought before the annual meeting or at any adjournments or postponements thereof.	To change your address, please mark this box. ☐

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE, TWO, FOUR, FIVE, SIX, SEVEN, AND FOR EACH OF THE NOMINEES SET FORTH IN PROPOSAL THREE.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Joint Proxy Statement/Prospectus furnished herewith.

SCAN LINE

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title.

Date	Share Owner sign here	Co-Owner sign here

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF M-WAVE, INC. PLEASE SIGN AND RETURN THIS PROXY BY MAIL IN THE ENVELOPE PROVIDED, VIA FAX TO [            ] AT [            ] OR VIA PDF E-MAIL ATTACHMENT TO [            ]. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU LATER DECIDE TO ATTEND THE MEETING IN PERSON.

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